Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements and related Prospectuses:
(1)	Registration Statement (Form S-3 No. 333-131046) of Maverick Tube Corporation,

(2)	Registration Statement (Form S-3 No. 333-111441) of Maverick Tube Corporation,

(3)	Registration Statement (Form S-3 No. 333-106976) of Maverick Tube Corporation,

(4)	Registration Statement (Form S-3 No. 333-103355) of Maverick Tube Corporation,

(5)	Registration Statement (Form S-3 No. 333-61292) of Maverick Tube Corporation,

(6)	Registration Statement (Form S-3 No. 333-42144) of Maverick Tube Corporation,

(7)	Registration Statement (Form S-3 No. 333-87045) of Maverick Tube Corporation,

(8)	Registration Statement (Form S-3 No. 333-83478) of Maverick Tube Corporation,

(9)	Registration Statement (Form S-8 No. 333-127316) pertaining to the Second Amended and Restated Maverick Tube Corporation 2004 Omnibus Incentive Plan,

(10)	Registration Statement (Form S-8 No. 333-115461) pertaining to the Maverick Tube Corporation 2004 Omnibus Incentive Plan and the Maverick Tube Corporation 2004 Stock Incentive Plan for Non-Employee Directors,

(11)	Registration Statement (Form S-8 No. 333-46740) pertaining to the Amended and Restated Prudential Steel Ltd. Stock Option Plan,

(12)	Registration Statement (Form S-8 No. 333-30696) pertaining to the Maverick Tube Corporation 1999 Director Stock Option Plan and,

(13)	Registration Statement (Form S-8 No. 333-52621) pertaining to the Maverick Tube Corporation 1994 Stock Option Plan;
of our reports dated March 3, 2006, with respect to the consolidated financial statements and schedule of Maverick Tube Corporation and Subsidiaries, Maverick Tube Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Maverick Tube Corporation included in this Annual Report (Form 10-K) of Maverick Tube Corporation for the year ended December 31, 2005.
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/s/ Ernst & Young LLP
St. Louis, Missouri
March 8, 2006